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                         AMENDMENT TO SERVICE AGREEMENT
                                     BETWEEN
                    THE MANUFACTURERS LIFE INSURANCE COMPANY
                                       AND
                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)
                                       AND
               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA


THIS AMENDMENT is made as of December 31, 1998;

WHEREAS, THE MANUFACTURERS LIFE INSURANCE COMPANY ("Manufacturers") and
THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA ("Manufacturers
America") entered into a Service Agreement dated May 31, 1998 under which Manufacturers provides to Manufacturers America all issue, administrative, investment, general services and recording functions with respect to all of its insurance policies in Toronto, Ontario (the "Service Agreement"); and

WHEREAS following the subsidiarization of Manufacturers's business in the United States and by an Amendment to Service Agreement dated December 31, 1996, THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) ("Manufacturers USA") has assumed responsibility for all services previously provided by Manufacturers in the United States (the "Amendment Agreement"); and

WHEREAS, the parties wish to amend the Service Agreement with a view to reflecting fairly and equitably the compensation for the services to be performed or provided pursuant to the terms of the Service Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. The services provided under the Amendment Agreement by Manufacturers USA will continue to be provided at cost.

2. Section 8 of the Service Agreement is hereby deleted and replaced by the following:

         SECTION 8.   COMPENSATION

         (a) Manufacturers America shall pay Manufacturers a fee as compensation for services performed or provided pursuant to this Agreement as determined and agreed to by Manufacturers and Manufacturers America from time to time.

         (b) The fee for the services provided shall be determined by reference to the arm's length principle as proposed by the Organization for Economic Cooperation and
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         Development and as interpreted by Revenue Canada and the Internal
         Revenue Services pursuant to Section 247 of the Income Tax Act of Canada and Section 482 of the United States Internal Revenue Code respectively.

         (c) Manufacturers shall submit to Manufacturers America a written statement of the amount charged by Manufacturers for the services and the use of facilities provided pursuant to this Agreement from time to time but no less often than quarterly, and payment shall be made by Manufacturers America as soon thereafter as is reasonably possible.

         (d) If Manufacturers America objects to any such charges, it shall so advise Manufacturers within thirty (30) days of receipt of notice of said written statement. Unless the parties can reconcile any such reconciliation, they shall agree to the selection of a firm of independent certified public accountants or such other body as the parties consider appropriate, which shall determine the fee properly allocable to Manufacturers America and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to Manufacturers and Manufacturers America whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified accountants or third party shall be borne equally by Manufacturers and Manufacturers America;

         (e) This Section shall be effective as of January 1, 1998.


3. Except as amended herein, the Service Agreement shall continue in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their duly authorized officers as of the 31st day of December, 1998.



                                             THE MANUFACTURERS LIFE INSURANCE
                                             COMPANY


                                             By:   ____________________________

                                             Its:  ____________________________
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                                             THE MANUFACTURERS LIFE INSURANCE
                                             COMPANY (U.S.A.)

                                             By:   ____________________________

                                             Its:  ____________________________




                                             THE MANUFACTURERS LIFE INSURANCE
                                             COMPANY OF AMERICA

                                             By:   ____________________________

                                             Its:  ____________________________